EXHIBIT  99.2

                      DIRECT INSITE CORP. AND SUBSIDIARIES

                                 CERTIFICATIONS


           Certificate Pursuant to
            18 U.S.C. Section 1350,
            as Adopted Pursuant to
            Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of Direct Insite Corp., (the "Company") on Form 10-QSB for the quarter ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George Aronson, Secretary and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: May 19, 2003
                              /s/ George Aronson
                              ________________________________________________
                              George Aronson
                              Secretary and Chief Financial Officer